CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated October 29, 1997 included in the IVC Industries, Inc. Form 10-K for the year ended July 31, 1997 and to all references to our firm included in this Form S-8 registration statement.

                                    AMPER, POLITZINER & MATTIA P.A.

Edison, New Jersey
September 2, 1998